UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Peak International Limited

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Important Notice:

In connection with the proposed acquisition of Peak International Limited (“Peak”) by S&G Company, Ltd., Peak will file a proxy statement with the Securities and Exchange Commission. You should read this document when it becomes available because it will contain important information about the proposed transaction. You can obtain the proxy statement and other documents that will be filed with the Securities and Exchange Commission for free when they are available on the Securities and Exchange Commission’s web site at http://www.sec.gov. Also, if you call us at +852-3193-6000, Attention: John Supan, CFO, we will send you the proxy statement for free when it is available.

Peak and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of Peak in connection with the proposed transaction. Information about Peak’s executive officers and directors and their ownership of common stock of Peak is set forth in Peak’s Form 10-K for the fiscal year ended March 31, 2007, the proxy statement for Peak’s 2007 Annual Meeting of Shareholders, which was filed with the SEC on July 30, 2007, and the Form 8-K which was filed with the SEC on October 30, 2007. Investors and security holders may obtain additional information regarding the direct and indirect interests of Peak and its executive officers and directors in the proposed transaction by reading the proxy statement regarding the proposed transaction when it becomes available.

Peak International Limited is distributing the following slides to its customers relating to the company’s proposed acquisition by S&G Company, Ltd.:

PEAK

Peak Merger Update April 8, 2008

PEAK Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed acquisition of Peak International Limited (“Peak”) by S&G Company, Ltd., Peak will file a proxy statement with the Securities and Exchange Commission. You should read this document when it becomes available because it will contain important information about the proposed transaction. You can obtain the proxy statement and other documents that will be filed with the Securities and Exchange Commission for free when they are available on the Securities and Exchange Commission’s web site at http://www.sec.gov. Also, if you call us at +852-3193-6000, Attention: John Supan, CFO, we will send you the proxy statement for free when it is available.

Peak and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of Peak in connection with the proposed transaction. Information about Peak’s executive officers and directors and their ownership of common stock of Peak is set forth in Peak’s Form 10-K for the fiscal year ended March 31, 2007, the proxy statement for Peak’s 2007 Annual Meeting of Shareholders, which was filed with the SEC on July 30, 2007, and the Form 8-K which was filed with the SEC on October 30, 2007. Investors and security holders may obtain additional information regarding the direct and indirect interests of Peak and its executive officers and directors in the proposed transaction by reading the proxy statement regarding the proposed transaction when it becomes available.

April 4, 2008

Peak International Confidential

PEAK

Corporate Overview

On March 27th, S&G (a Daewon Group Company) and Peak announced the proposed merger

Awaiting Peak shareholder approval

Expected to close the second quarter of 2008

Separate businesses until closing

Jointly planning for orderly and seamless integration

Services to our customers will not be interrupted

April 4, 2008

Peak International Confidential

PEAK

Synergies & Benefits

The Largest Tray Supplier in the World

Widest Selection of Tools/Trays

Significant Economies Of Scale

Flexible Multi-Region Manufacturing

Expanded Capacity & Quick Turn Capability

Enhanced JIT Warehousing Network

Most Extensive Service Network

Broadest Product Offering

April 4, 2008

Peak International Confidential

PEAK

Our Commitment to You

Business and Financial Stability

Transition Predictability

Responsiveness

Great Customer Service

Constant Business Improvement

Continuous Quality Improvement

Enhanced Ease of Doing Business

April 4, 2008

Peak International Confidential

PEAK

FAQs

1. Who will be my sales & technical contacts?

Your current contacts will remain the same

2. Will there be any changes to materials or product availability?

All current materials & products will be supported and unchanged

Enhancements, as always, will only be made given explicit customer approval

3. Will my products change manufacturing sites?

No changes to Product MFG sites are planned

4. Will there be any supply chain distribution or changes?

JIT network & service will continue as is in all regions

Warehouses may be consolidated to improve support

April 4, 2008

Peak International Confidential

PEAK

FAQs Cont’d

5. Will there be any impact to existing agreements?

All contracts, PO’s, purchasing specifications and general agreements will remain in force as is

6. How will my prices be effected?

No change in pricing strategy is anticipated

7. Business will continue as usual – continue with your new product qualifications and development

April 4, 2008

Peak International Confidential